UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest reported event): January 13, 2011

POSTROCK ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

210 Park Avenue, Suite 2750
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 600-7704
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) On January 13, 2011, James D. Bennett notified the Nominating and Governance Committee of the board of directors of PostRock Energy Corporation (“PostRock”) of his resignation from the board of directors to pursue another opportunity, effective January 14, 2011. Mr. Bennett served as a member of PostRock’s board of directors since September 2010 and was a member of the Nominating and Governance Committee. Mr. Bennett’s resignation was not due to any disagreement with PostRock on any matter relating to PostRock’s operations, policies or practices.
          On January 14, 2011, David Pinson, Vice President—Land, resigned from PostRock, effective immediately.
          (d) As described in PostRock’s Current Reports on Form 8-K filed on September 3 and September 23, 2010, PostRock entered into a securities purchase agreement (the “Purchase Agreement”) with White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, “White Deer”) on September 2, 2010 and consummated the transactions contemplated by the Purchase Agreement on September 21, 2010. Pursuant to the Purchase Agreement, White Deer has the right to designate three of the twelve members of PostRock’s board of directors. Effective January 14, 2011, White Deer has designated, and PostRock’s board of directors has elected, James E. Saxton, Jr. to fill the vacancy created by Mr. Bennett’s resignation, to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Saxton will also serve as a member of the Nominating and Governance Committee.
          Mr. Saxton has served as Managing Director for White Deer, a recently-formed energy private equity fund, since June 2008. Prior to joining White Deer, Mr. Saxton was a Managing Director in investment banking with Banc of America Securities where he ran the oil service group from June 2005 to June 2008. Prior to that, he was a Managing Director of Lehman Brothers, leading its oil service group from 1994 to 2005. While at Lehman, he also had responsibility for a broad range of energy sector coverage, focusing primarily on exploration and production and oil service. From 1992 to 1994, he was an Associate in CS First Boston’s (now Credit Suisse) energy and power group. Mr. Saxton began his career as a petroleum engineer and senior engineer at Mitchell Energy & Development Corp where he had responsibility for the drilling, formation evaluation, completion and stimulation design of new wells in his operating area. Mr. Saxton holds an MBA in Finance from The University of Chicago and a BS in Petroleum Engineering from The University of Texas.
          In connection with Mr. Saxton’s election to the board of directors, PostRock entered into an Indemnification Agreement with Mr. Saxton in substantially the form attached as Exhibit 10.2 to PostRock’s Current Report on Form 8-K filed on September 23, 2010. In connection with his appointment, Mr. Saxton was granted immediately vested six year options to purchase 10,000 shares of PostRock common stock at an exercise price of $4.80. Mr. Saxton will be compensated for his service on the board of directors under PostRock’s standard arrangement described in Exhibit 10.11 to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Except with respect to the Purchase Agreement and the transactions contemplated thereby, PostRock is not aware of any transaction in which Mr. Saxton has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION
By:	/s/ Stephen L. DeGiusti
Stephen L. DeGiusti
General Counsel and Secretary

Date: January 14, 2011